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                                                                   EXHIBIT 23.3



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of Equity Inns, Inc. on Form S-3 of our reports dated February 28, 1997, except for Note N, which is dated March 14, 1997 on our audits of the consolidated financial statements of Growth Hotel Investors and Growth Hotel Investors II as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "experts."


                                        /s/ Imowitz Koenig & Co., L.L.P.


New York, N.Y.

May 9, 1997